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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                August 12, 2003
                Date of report (Date of earliest event reported)


                            JAG Media Holdings, Inc.
               (Exact Name of Registrant as Specified in Charter)


    Nevada                      000-28761                 88-0380546
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(State or Other          (Commission File Number)        (IRS Employer
Jurisdiction of                                        Identification No.)
Incorporation)


6865 SW 18th Street, Suite B13, Boca Raton, Florida                  33433
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    (Address of Principal Executive Offices)                       (Zip Code)


                                 (561) 393-0605
              (Registrant's telephone number, including area code)


                            ------------------------
             (Former Name or Address, if Changed Since Last Report)

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Item 1(b). Changes in Control of Registrant.

JAG Media Holdings, Inc. (the "Company") announced on August 12, 2003 that it entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Vertex Interactive, Inc. (OTCBB:VETX), a New Jersey corporation ("Vertex"), XeQute Solutions PLC, an English company and wholly owned subsidiary of Vertex ("PLC"), and XeQute Solutions, Inc., a Delaware corporation ("XeQute" and together with Vertex and PLC, the "Sellers").

Under the terms of the Asset Purchase Agreement the Company would establish a newly formed wholly owned subsidiary which would purchase the assets and assume certain liabilities of XeQute.

XeQute, based in Paramus, New Jersey, is a provider of supply chain management technologies and services, including enterprise software systems and applications, software/hardware maintenance services and consulting services, which enable its customers to more effectively manage their order, inventory and warehouse requirements.

Upon closing of the transaction (the "Closing"), in consideration of the transfer of the assets and liabilities of XeQute as described above, the Company would issue shares of its Class A common stock, par value $0.00001 per share (the "Class A Common Stock") to XeQute, which upon issuance would represent 54.0% of the Company's outstanding common stock on a fully diluted basis. Such shares of Class A Common Stock will be subject to a post-closing lock-up provision restricting the shares from being registered for sale prior to one year after the closing of the transaction. In addition, the Company will pay to the Sellers $3.5 million out of the proceeds of an $8.0 million financing to be consummated at the Closing upon terms and conditions satisfactory to both the Company and the Sellers.

The Closing is subject to various conditions, including, among others, the parties agreeing upon various schedules to the Asset Purchase Agreement, XeQute providing the Company with complete audited financial statements for the business of XeQute for the two fiscal years through September 30, 2003, and XeQute arranging the $8.0 million financing, all of which conditions must be met by October 31, 2003.

There is no assurance that the conditions to the proposed transaction with XeQute will be met, or, if met, that the transaction will be consummated.

Shares of the Company to be offered and sold pursuant to the Asset Purchase Agreement will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements. This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the shares of the Company in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under applicable securities laws, or absent the availability of an exemption from such registration or qualification requirements.

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At the Closing, the Company's current management team consisting of Gary
Valinoti (Chief Executive Officer), Thomas J. Mazzarisi (Chief Financial Officer, Executive Vice President and General Counsel) and Stephen J. Schoepfer (Chief Operating Officer and Executive Vice President), would resign from their positions as executive officers and directors of the Company but would continue to be involved as consultants or employees to the Company's JAG Media LLC operating subsidiary. The transaction with XeQute would also trigger the change-in-control provisions in the existing employment agreements of the Company's current management team, resulting in the issuance of new options to acquire shares of the Company's stock and severance payments to such individuals.

Upon the Closing, the Company would also take various corporate actions, including an appropriate name change to better reflect the new overall business of the Company, the election of new XeQute nominees to the Board of Directors and a recapitalization pursuant to which the Class A Common Stock and Series 1 Class B common stock, par value $0.00001 per share, of the Company will be exchanged for a new Series 4 Class B common stock of the Company on a one-for-one basis. Shares of the new Series 4 Class B common stock shall be issued and traded in certificated form only, may not be registered in the name of a nominee such as Cede & Co. or The Depository Trust Company and at all times the name of the beneficial owner of such shares shall be reflected on the face of the certificate. The new shares of Series 4 Class B common stock would also reflect the new name of the Company and would have a new CUSIP number and ticker symbol.

The Company's Letter of Intent with OIL@WORK Group, Inc. and certain shareholders of OIL@WORK Group, Inc., as amended, expired in accordance with its terms on June 30, 2003.

Copies of the press release of the Company dated August 12, 2003, relating to the proposed transaction with XeQute and the Asset Purchase Agreement are attached hereto as Exhibits 99.1 and 10.3, respectively, and incorporated by reference herein.

Item 5.           Other Events and Regulation FD Disclosure.

Pursuant to a Subscription Agreement, dated as of June 19, 2003 (the "Subscription Agreement"), Bay Point Investment Partners LLC ("Bay Point") purchased (a) 1,282,675 shares of Class A common stock, par value $0.00001 per share (the "Class A Common Stock"), of JAG Media Holdings, Inc. (the "Company") and (b) 20,000 shares of Series 3 Class B common stock, par value $0.00001 per share (the "Series 3 Class B Common Stock"), of the Company, for a total consideration of $422,000.00. The rights and preferences of the Series 3 Class B Common Stock are set forth in a Certificate of Designation of the Series 3 Class B Common Stock (the "Certificate of Designation") which was filed with the Secretary of State of the State of Nevada on June 24, 2003.

In connection with the Bay Point private placement, the Company entered into a placement agent agreement (the "Placement Agent Agreement") pursuant to which the Company issued 128,267 shares of Class A Common Stock as a placement agent fee.

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The issuance of such securities was exempt from registration under the
Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Shares of the Company offered and sold pursuant to the Subscription Agreement and Placement Agent Agreement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

The Company has agreed to register the Class A Common Stock issued pursuant to the Subscription Agreement and Placement Agent Agreement on a registration statement to be filed with the Securities and Exchange Commission by the earlier of (a) ten (10) business days following the closing of the Company's proposed transaction with XeQute; (b) ten (10) business days following the termination of the XeQute transaction; or (c) one hundred twenty (120) days after the date of the agreements.

Copies of the Certificate of Designation, Subscription Agreement and Placement Agent Agreement are attached hereto as exhibits 3.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  3.1    Certificate of Designation of the Series 3 Class B Common Stock.

 10.1 Subscription Agreement, dated as of June 19, 2003, between the Company and Bay Point Investment Partners LLC, as amended on August 12, 2003.

 10.2 Placement Agent Agreement, dated as of June 19, 2003, between the Company and RMC 1 Capital Markets, Inc., as amended on August 12, 2003.

 10.3 Asset Purchase Agreement, dated August 12, 2003, by and among the Company, Vertex Interactive, Inc., XeQute Solutions PLC and XeQute Solutions, Inc.

99.1     Press Release of the Company, dated August 12, 2003.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  JAG Media Holdings, Inc.


Date: August 12, 2003             By:      /s/ Gary Valinoti
                                        -----------------------
                                        Name: Gary Valinoti
                                        Title: Chief Executive Officer




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                                INDEX TO EXHIBITS
Exhibit
 No.       Description                                                    Page
--------   ------------                                                   ----
  3.1      Certificate of Designation of the Series 3 Class B
           Common Stock.                                                    7

  10.1     Subscription Agreement, dated as of June 19, 2003,
           between the Company and Bay Point Investment Partners
           LLC, as amended on August 12, 2003.                             11

  10.2     Placement Agent Agreement, dated as of June 19, 2003,
           between the Company and RMC 1 Capital Markets, Inc. ,
           as amended on August 12, 2003.                                  19

  10.3     Asset Purchase Agreement, dated August 12, 2003, by
           and among the Company, Vertex Interactive, Inc.,
           XeQute Solutions PLC and XeQute Solutions, Inc.                 25

  99.1     Press Release of the Company, dated August 12, 2003             88




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